Calculation of Filing Fee Tables
F-10
Fortis Inc.
Table 1: Newly Registered Securities
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
		Equity	Common Shares	457(o)
		Equity	First Preference Shares	457(o)
		Equity	Second Preference Shares	457(o)
		Other	Subscription Receipts	457(o)
		Debt	Debt Securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 1,414,800,000.00	0.0001531	$ 216,605.88
Fees Previously Paid
			Total Offering Amounts:				$ 1,414,800,000.00		$ 216,605.88
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 216,605.88
Offering Note
[1]	(1) There are being registered under this Registration Statement such indeterminate number of common shares, first preference shares, second preference shares, subscription receipts and debt securities of the Registrant, including an indeterminate number of such securities that may be issued upon conversion or exchange of subscription receipts or debt securities, as shall have an aggregate initial offering price not to exceed C$2,000,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. (2) The Registration Statement includes securities that are to be offered outside the United States but may be resold from time to time in the United States in transactions subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). (3) The maximum aggregate offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act and based on a maximum aggregate offering price of C$2,000,000,000 and the Bank of Canada daily exchange rate on December 6, 2024 of US$0.7074 per C$1.00.